EXHIBIT 10.4
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                      NON-INCENTIVE STOCK OPTION AGREEMENT
                                      Under
                             TRIARC COMPANIES, INC.
                         2002 EQUITY PARTICIPATION PLAN

                645,630 Shares of Class B Common Stock, Series 1


         TRIARC COMPANIES, INC. (the "COMPANY"), pursuant to the terms of its 2002 Equity Participation Plan (the "PLAN"), hereby irrevocably grants to Peter May (the "OPTIONEE") the right and option to purchase 645,630 shares of Class B Common Stock, Series 1, par value $.10 per share (the "COMMON STOCK"), of the Company upon and subject to the following terms and conditions:

         1. The Option is not intended to qualify as an incentive stock option under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

         2. December 29, 2005 is the date of grant of the Option ("DATE OF GRANT").

         3. The purchase price of the shares of Common Stock subject to the Option shall be $14.94 per share.

         4. The Option shall be fully vested and exercisable as of the Date of Grant.

         5. The unexercised portion of the Option shall automatically and without notice terminate and become null and void at 11:59 p.m. on January 1, 2009.

         6. The Option shall be exercised by the Optionee (or by the Optionee's executors or administrators or the person to whom the Option passes (the Optionee's "BENEFICIARY" under such Optionee's will (or, if applicable, pursuant to the laws of descent and distribution), as provided in Section 9), subject to the provisions of the Plan and of this Agreement, as to all or part of the shares of Common Stock covered hereby, by the giving of written notice of such exercise to the Company at its principal business office, accompanied by payment of the full purchase price for the shares being purchased. Payment of such purchase price shall be made (a) by cash or by check payable to the Company and/or (b) by delivery of unrestricted shares of the Company's Class A Common Stock, par value $.10 per share ("CLASS A COMMON STOCK"), and/or Common Stock having a fair market value (determined as of the date the Option is exercised, but in no event at a price per share less than the par value per share of the Class A Common Stock or Common Stock delivered) equal to all or part of the purchase price and, if applicable, of a check payable to the Company for any remaining portion of the purchase price. Whenever the Optionee is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering shares of Class A Common Stock and/or Common Stock, the Optionee may, subject to procedures satisfactory to the Committee (as defined in the Plan), satisfy such delivery requirement by presenting proof of beneficial ownership of such shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the shares acquired by the exercise of the Option. Payment in accordance with this Section 6 may be satisfied by delivery to the Company of an assignment of sufficient amount of the proceeds from the sale of shares of Common Stock


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acquired upon exercise of the Option to pay for all of the shares of Common
Stock acquired upon such exercise and on authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Optionee's direction at the time of exercise, provided that the Committee may require Optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Optionee incurring any liability under Section 16 of the Securities Exchange Act of 1934, as amended (the "ACT") and does not require the consent, clearance or approval of any governmental or regulatory body (including any securities exchange or similar self-regulatory organization).

         The Company shall cause certificates for the shares so purchased to be delivered to the Optionee or the Optionee's executors or administrators, against payment of the purchase price, as soon as practicable following the Company's receipt of the notice of exercise.

         The Optionee may satisfy all or part of any applicable tax withholding requirements by having shares of Common Stock withheld from the shares of Common Stock otherwise issuable pursuant to the Option.

         7. Neither the Optionee nor the Optionee's Beneficiary, executors or administrators shall have any of the rights of a stockholder of the Company with respect to the shares subject to the Option until a certificate or certificates for such shares shall have been issued upon the exercise of the Option.

         8. Except as provided in this Section 8, the Option shall not be transferable by the Optionee other than to the Optionee's Beneficiary, executors or administrators by will or the laws of descent and distribution, and during the Optionee's lifetime shall be exercisable only by the Optionee.

         This Option may be transferred with or without consideration by the Optionee, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, (i) pursuant to a domestic relations order or (ii) to one or more of:

         (x) the Optionee's spouse, children or grandchildren (including adopted children, stepchildren and grandchildren) (collectively, the "IMMEDIATE FAMILY");

         (y) a trust solely for the benefit of the Optionee and/or his or her Immediate Family;

         (z) a partnership or limited liability company, the partners or members of which are limited to the Optionee and his or her Immediate Family; or

         (zz)   any other person or entity authorized by the Committee.



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

         (each transferee is hereinafter referred to as a "PERMITTED Transferee"); PROVIDED, HOWEVER, that the Optionee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Optionee in writing that such a transfer would comply with the requirements of the Plan, this Agreement and any amendments thereto.

         The terms and conditions of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in this Agreement or any amendment thereto to an Optionee or grantee shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer this Option, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise this transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate; (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Optionee under the Plan, this Agreement or otherwise; and (d) the Optionee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

         9. Subject to Section 8, in the event of the Optionee's death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Optionee's Beneficiary, executors or administrators.

         10. The terms and conditions of the Option, including the number of shares and the class or series of capital stock which may be delivered upon exercise of the Option and the purchase price per share, are subject to adjustment as provided in Paragraph 19 of the Plan.

         11. The Optionee, by the Optionee's acceptance hereof, represents and warrants to the Company that the Optionee's purchase of shares of capital stock upon the exercise hereof shall be for investment and not with a view to distribution and agrees that the shares of capital stock will not be disposed of except pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), unless the Company shall have received an opinion of counsel satisfactory to the Company that such disposition is exempt from such registration under the Securities Act.

         The Optionee agrees that the obligation of the Company to issue shares upon the exercise of the Option shall also be subject, as conditions precedent, to compliance with applicable provisions of the Act, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company's securities shall be listed.

         The Company may endorse an appropriate legend referring to the foregoing representations and restrictions upon the certificate or certificates representing any shares issued or transferred to the Optionee upon the exercise of the Option.


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


         12. The Option has been granted subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee and which the Optionee acknowledges having received and reviewed. Any conflict between this Agreement and the Plan shall be decided in favor of the provisions of the Plan. Any conflict between this Agreement and the terms of a written employment agreement for the Optionee that has been approved, ratified or confirmed by the Board of Directors of the Company or the Committee shall be decided in favor of the provisions of such employment agreement. Terms used but not defined in this Agreement shall have the meanings given to them in the Plan. This Agreement may not be amended in any manner adverse to the Optionee except by a written agreement executed by the Optionee and the Company.

         13. This grant does not constitute an employment contract. Nothing herein shall confer upon the Optionee the right to continue to serve as a director or officer of the Company or any of its subsidiaries for any period of time.





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         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by an officer duly authorized thereto as of the 29th day of December, 2005.


                                         TRIARC COMPANIES, INC.


                                         By: /s/ Francis T. McCarron
                                             -------------------------------
                                             Name:  Francis T. McCarron
                                             Title: Executive Vice President
                                                    and Chief Financial Officer



                                         ACCEPTED AND AGREED TO:


                                         /s/ Peter May
                                         -----------------------------------
                                         Peter May





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